The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated August 27, 2026
August , 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
Digital Barrier Notes Linked to the Common Stock of
Arista Networks, Inc. due April 12, 2027
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a fixed return of at least 8.25% at maturity if the Final Value of one share of the Reference Stock is greater than or equal to 50.00% of the Initial Value, which we refer to as the Barrier Amount.
• Investors should be willing to forgo interest and dividend payments and be willing to lose a significant portion or all of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about August 31, 2026 and are expected to settle on or about September 3, 2026.
• CUSIP: 46661MK52
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-4 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$
—
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $990.00 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $970.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Digital Barrier Notes Linked to the Common Stock of Arista Networks, Inc.
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Reference Stock: The common stock of Arista Networks, Inc.,
par value $0.0001 per share (Bloomberg ticker: ANET). We
refer to Arista Networks, Inc. as “Arista.”
Contingent Digital Return: At least 8.25% (to be provided in the pricing supplement)
Barrier Amount: 50.00% of the Initial Value
Pricing Date: On or about August 31, 2026
Original Issue Date (Settlement Date): On or about
September 3, 2026
Observation Date*: April 7, 2027
Maturity Date*: April 12, 2027
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes —
Postponement of a Determination Date — Notes Linked to a
Single Underlying — Notes Linked to a Single Underlying (Other
Than a Commodity Index)” and “General Terms of Notes —
Postponement of a Payment Date” in the accompanying product
supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes —
Consequences of an Acceleration Event” in the accompanying
product supplement and “Selected Risk Considerations — Risks
Relating to the Notes Generally — We May Accelerate Your Notes
If an Acceleration Event Occurs” in this pricing supplement
Payment at Maturity:
If the Final Value is greater than or equal to the Barrier
Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Contingent Digital Return)
If the Final Value is less than the Barrier Amount, your
payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Stock Return)
If the Final Value is less than the Barrier Amount, you will lose more than 50.00% of your principal amount at maturity and
could lose all of your principal amount at maturity.
Stock Return:
(Final Value – Initial Value)
Initial Value
Initial Value: The closing price of one share of the Reference
Stock on the Pricing Date
Final Value: The closing price of one share of the Reference
Stock on the Observation Date
Stock Adjustment Factor: The Stock Adjustment Factor is
referenced in determining the closing price of one share of the
Reference Stock and is set equal to 1.0 on the Pricing Date.
The Stock Adjustment Factor is subject to adjustment upon the occurrence of certain corporate events affecting the Reference
Stock. See “The Underlyings — Reference Stocks — Anti-
Dilution Adjustments” and “The Underlyings — Reference
Stocks — Reorganization Events” in the accompanying
product supplement for further information.

PS-2 | Structured Investments
Digital Barrier Notes Linked to the Common Stock of Arista Networks, Inc.
Hypothetical Payout Profile
The following table and graph illustrate the hypothetical total return and payment at maturity on the notes linked to a hypothetical
Reference Stock. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns and payments set forth below assume the following:
• an Initial Value of $100.00;
• a Contingent Digital Return of 8.25%; and
• a Barrier Amount of $50.00 (equal to 50.00% of the hypothetical Initial Value).
The hypothetical Initial Value of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial
Value. The actual Initial Value will be the closing price of one share of the Reference Stock on the Pricing Date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of one share of the Reference Stock, please see the historical information set forth under “The Reference Stock” in this pricing supplement.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and graph have been rounded for ease of analysis.
Final Value
Stock Return
Total Return on the Notes
Payment at Maturity
$180.00
80.00%
8.25%
$1,082.50
$165.00
65.00%
8.25%
$1,082.50
$150.00
50.00%
8.25%
$1,082.50
$140.00
40.00%
8.25%
$1,082.50
$130.00
30.00%
8.25%
$1,082.50
$120.00
20.00%
8.25%
$1,082.50
$110.00
10.00%
8.25%
$1,082.50
$108.25
8.25%
8.25%
$1,082.50
$105.00
5.00%
8.25%
$1,082.50
$101.00
1.00%
8.25%
$1,082.50
$100.00
0.00%
8.25%
$1,082.50
$95.00
-5.00%
8.25%
$1,082.50
$90.00
-10.00%
8.25%
$1,082.50
$80.00
-20.00%
8.25%
$1,082.50
$70.00
-30.00%
8.25%
$1,082.50
$60.00
-40.00%
8.25%
$1,082.50
$50.00
-50.00%
8.25%
$1,082.50
$49.99
-50.01%
-50.01%
$499.99
$40.00
-60.00%
-60.00%
$400.00
$30.00
-70.00%
-70.00%
$300.00
$20.00
-80.00%
-80.00%
$200.00
$10.00
-90.00%
-90.00%
$100.00
$0.00
-100.00%
-100.00%
$0.00

PS-3 | Structured Investments
Digital Barrier Notes Linked to the Common Stock of Arista Networks, Inc.
The following graph demonstrates the hypothetical payments at maturity on the notes for a range of Stock Returns. There can be no assurance that the performance of the Reference Stock will result in the return of any of your principal amount.
How the Notes Work
Upside Scenario:
If the Final Value is greater than or equal to the Barrier Amount of 50.00% of the Initial Value, investors will receive at maturity the
$1,000 principal amount plus a fixed return equal to the Contingent Digital Return of at least 8.25%, which reflects the maximum return at maturity.
• Assuming a hypothetical Contingent Digital Return of 8.25%, if the closing price of one share of the Reference Stock increases
5.00%, investors will receive at maturity a return equal to 8.25%, or $1,082.50 per $1,000 principal amount note.
• Assuming a hypothetical Contingent Digital Return of 8.25%, if the closing price of one share of the Reference Stock increases
50.00%, investors will receive at maturity a return equal to 8.25%, or $1,082.50 per $1,000 principal amount note.
• Assuming a hypothetical Contingent Digital Return of 8.25%, if the closing price of one share of the Reference Stock decreases
5.00%, investors will receive at maturity a return equal to 8.25%, or $1,082.50 per $1,000 principal amount note.
Downside Scenario:
If the Final Value is less than the Barrier Amount of 50.00% of the Initial Value, investors will lose 1% of the principal amount of their notes for every 1% that the Final Value is less than the Initial Value.
• For example, if the closing price of one share of the Reference Stock declines 60.00%, investors will lose 60.00% of their principal amount and receive only $400.00 per $1,000 principal amount note at maturity.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-4 | Structured Investments
Digital Barrier Notes Linked to the Common Stock of Arista Networks, Inc.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Value is less than the Barrier Amount, you will lose 1% of the principal amount of your notes for every 1% that the Final Value is less than the Initial Value. Accordingly, under these circumstances, you will lose more than 50.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE CONTINGENT DIGITAL RETURN,
regardless of any appreciation of the Reference Stock, which may be significant.
• YOUR ABILITY TO RECEIVE THE CONTINGENT DIGITAL RETURN MAY TERMINATE ON THE OBSERVATION DATE —
If the Final Value is less than the Barrier Amount, you will not be entitled to receive the Contingent Digital Return at maturity.
Under these circumstances, you will lose more than 50.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.
• THE BENEFIT PROVIDED BY THE BARRIER AMOUNT MAY TERMINATE ON THE OBSERVATION DATE —
If the Final Value is less than the Barrier Amount, the benefit provided by the Barrier Amount will terminate and you will be fully exposed to any depreciation of the Reference Stock.
• THE NOTES DO NOT PAY INTEREST.
• YOU WILL NOT RECEIVE DIVIDENDS ON THE REFERENCE STOCK OR HAVE ANY RIGHTS WITH RESPECT TO THE
REFERENCE STOCK.
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF THE REFERENCE STOCK FALLING BELOW THE BARRIER
AMOUNT IS GREATER IF THE PRICE OF ONE SHARE OF THE REFERENCE STOCK IS VOLATILE.

PS-5 | Structured Investments
Digital Barrier Notes Linked to the Common Stock of Arista Networks, Inc.
• WE MAY ACCELERATE YOUR NOTES IF AN ACCELERATION EVENT OCCURS —
Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the notes as of the date of the notice of acceleration. An acceleration event means a Reference Stock is no longer listed or admitted to trading on its relevant exchange and the calculation agent determines, in its sole discretion, that no Replacement Reference Stock
(as defined in the accompanying product supplement) is available. If the payment on your notes is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “The Underlyings —
Reference Stocks — Delisting of a Reference Stock or Nationalization of a Reference Stock Issuer” in the accompanying product supplement for more information.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Contingent Digital Return.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The Estimated Value of the Notes”
in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-6 | Structured Investments
Digital Barrier Notes Linked to the Common Stock of Arista Networks, Inc.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the price of one share of the Reference Stock. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Reference Stock
• NO AFFILIATION WITH THE REFERENCE STOCK ISSUER —
We have not independently verified any of the information about the Reference Stock issuer contained in this pricing supplement.
You should undertake your own investigation into the Reference Stock and its issuer. We are not responsible for the Reference
Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
• THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY —
The calculation agent will not make an adjustment in response to all events that could affect the Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

PS-7 | Structured Investments
Digital Barrier Notes Linked to the Common Stock of Arista Networks, Inc.
The Reference Stock
All information contained herein on the Reference Stock and on Palantir is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Arista provides data-driven, client-to-cloud networking for large AI, data center, campus and routing environments. The common stock of Arista, par value $0.0001 per share (Bloomberg ticker: ANET), is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the New
York Stock Exchange, which we refer to as the relevant exchange for purposes of Arista in the accompanying product supplement.
Information provided to or filed with the SEC by Arista pursuant to the Exchange Act can be located by reference to the SEC file number 001-36468, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.
Historical Information
The following graph sets forth the historical performance of the Reference Stock based on the weekly historical closing prices of one share of the Reference Stock from January 8, 2021 through August 21, 2026. The closing price of one share of the Reference Stock on
August 25, 2026 was $190.94. We obtained the closing prices above and below from the Bloomberg Professional® service
(“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
The historical closing prices of one share of the Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of the Reference Stock on the Pricing Date or the Observation Date. There
can be no assurance that the performance of the Reference Stock will result in the return of any of your principal amount.

PS-8 | Structured Investments
Digital Barrier Notes Linked to the Common Stock of Arista Networks, Inc.
Tax Treatment
In determining our reporting responsibilities, we intend to treat the notes for U.S. federal income tax purposes as “open transactions”
that are not debt instruments, as described in the section entitled “United States Federal Taxation — Tax Consequences to U.S.
Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially and adversely affected.
No statutory, judicial or administrative authority directly addresses the characterization of the notes (or similar instruments) for U.S.
federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.
Assuming this treatment is respected, the gain or loss on your notes should be treated as short-term capital gain or loss, whether or not you are an initial purchaser of the notes at the issue price. However, the IRS or a court may not respect the treatment of the notes as
“open transactions,” in which case the timing and character of any income or loss on the notes could be materially and adversely affected. For instance, if the IRS were to succeed in recharacterizing the notes as debt instruments, any gain at maturity or earlier disposition could be required to be treated as ordinary interest income, among other potentially adverse consequences.
In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether investors in short-term instruments should be required to accrue income. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

PS-9 | Structured Investments
Digital Barrier Notes Linked to the Common Stock of Arista Networks, Inc.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of
Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many

PS-10 | Structured Investments
Digital Barrier Notes Linked to the Common Stock of Arista Networks, Inc.
economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS (and Which May Be
Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time
Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Reference Stock” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk
Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.